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                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT, dated as of October 26, 1995, to EMPLOYMENT AGREEMENT dated as of October 27, 1994 between DANSKIN, INC. ("Employer") and HOWARD D. COOLEY ("Employee") (the "Employment Agreement"):

                                   WITNESSETH:

         WHEREAS, on August 15, 1995 the Board of Directors of the Employer elected the Employee to the office of Chairman of the Board of the Employer and reelected him as Chief Executive Officer; and

         WHEREAS the Employee now desires to resign as Chief Executive Officer, effective as of April 1, 1996, and to remain as Chairman of the Board and Chief Policy Officer.

         NOW, THEREFORE, in consideration of the premises, the covenants contained herein, and other good and valuable consideration, the Employer and Employee hereby agree to amend the Employment Agreement in the following respects:

'P' 1.01 of the Employment Agreement is hereby amended in its entirety so as to read as follows:

               "1.02 Position. The Employee is employed to be and serve as Chairman of the Board of Directors and reporting to the Board of Directors. During the term of this Agreement, the Employer shall use it best efforts to help ensure that the Employee shall serve on the Employer's Board of Directors, if the Employee so wishes."

'P' 2.01 of the Employment Agreement is hereby amended in its entirety so as to read as follows:

               "2.01 Primary Duties. The primary duties of the Employee shall be to act as the Chief Policy Officer of the Corporation and, subject to the control of the Board of Directors, to have oversight responsibility and authority for the decisions and actions of the Chief Executive Officer and to have all powers and perform all duties incident to the office of Chairman of the Board."

'P' 3.01 of the Employment Agreement is hereby amended in its entirety so as to read as follows:

               "3.01 Base Compensation. Until March 31, 1996 the Employee shall receive a base salary at the annual rate of $450,000, payable in accordance with the Employer's normal executive payroll practices. Thereafter he shall receive a base salary at the annual rate of $50,000."




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'P' 4.02 (a)(i) of the Employment Agreement is hereby amended in its entirety so as to read as follows:

               4.02 (a)(i) immediately following such termination not "for cause" or resignation following a "change of control", compensation in the amount of $450,000, payable in a single lump sum.

The final sentence of 'P' 4.04(a) of the Employment Agreement is hereby amended so as to read as follows:

               "4.04(a) . . . . . The Employee having resigned as Chief
          Executive Officer after January 1, 1995, he is entitled to be paid severance pay in the amount of $450,000, payable in accordance with the Employer's normal executive payroll practices, starting with the first regular bi-weekly corporate executive payroll after March 31, 1996.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                  For the Employer:         DANSKIN, INC.

                                            By:______________________
                                               Mary Ann Domuracki
                                               President

                                            Attest: _________________
                                                    Edwin W. Dean
                                                    Secretary


                  For the Employee:                  ________________
                                                     Howard D. Cooley




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